Lucas Energy, Inc. 8-K

Exhibit 10.7

LUCAS ENERGY, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into on August 29, 2016, to be effective as of, August 26, 2016 (the “Effective Date”) by and between Lucas Energy, Inc., a Nevada corporation (the “Company”), and Richard N. Azar, II, an individual (“Consultant”) (each herein sometimes referred to individually as a “Party”, or collectively as the “Parties”).

WHEREAS, the Consultant was appointed as the non-executive Chairman of the Board of Directors of the Company (the “Chairman”), effective August 26, 2016; and

WHEREAS, the Company desires to engage Consultant to provide services to the Company as the Chairman of the Company pursuant to the terms and conditions of this Agreement, and the Consultant desires to accept such engagement.

NOW, THEREFORE, in consideration of the foregoing and the terms, covenants, and conditions hereinafter set forth, the Parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.

Position and Duties. The Company hereby engages Consultant as the non-executive Chairman of the Board of Directors (the “Board”) of the Company. As such, Consultant shall have the responsibilities, duties and authority reasonably expected of a non-executive Chairman of the Board, as more specifically set forth on Exhibit A hereto and as may be further defined by, or amended by, the Board from time to time (collectively the “Services”). Consultant hereby accepts this engagement upon the terms and conditions herein contained and agrees to devote as much of his professional time, attention, and efforts as necessary to promote and further the business of the Company. Consultant shall faithfully adhere to, execute, and fulfill his responsibilities, duties and authorities, and shall comply with all Board directives and policies established or adopted by the Company. Subject to the restrictions set forth in Section 7 of this Agreement, if during the Term, Consultant desires to render services to any other organization, prior to agreeing to provide those services, he shall disclose to the Board in writing the identity of the organization and the nature of the services to be performed. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

Consulting Agreement

2.

Term.

(a)

Consultant’s engagement under this Agreement shall be for a one (1) year period beginning on the Effective Date and ending on the day preceding the first anniversary of the Effective Date (the “Initial Term”); provided that this Agreement shall automatically extend for additional one (1) year periods after the Initial Term (each an “Automatic Renewal Term” and the Initial Term together with all Automatic Renewal Terms, if any, the “Term”), subject to the Renewal Requirements, in the event that neither Party provides the other written notice of their intent not to automatically extend the term of this Agreement at least thirty (30) days prior to the end of the Initial Term or any Automatic Renewal Term, as applicable (each a “Non-Renewal Notice”). The Term shall only be extended for an Automatic Renewal Term, provided that (i) Consultant is re-elected to the Board at the Annual Meeting of Stockholders of the Company immediately preceding the date that such Automatic Renewal Term begins; and (ii) the Board affirms his appointment as Chairman for the applicable Automatic Renewal Term (or fails to appoint someone else as Chairman prior to such applicable Automatic Renewal Term)(collectively, the “Renewal Requirements”).

(b)

The Term shall expire immediately upon the earlier of: (i) the date upon which Consultant no longer serves as Chairman; and (ii) any earlier date requested by either (1) the Company (as evidenced by a vote of a majority of the Board (excluding Consultant) at a meeting of the Board), or (2) Consultant (as evidenced by written notice from Consultant to the Board). Additionally, the Company may terminate this Agreement immediately and without prior notice if Consultant is unable or refuses to perform the Services, and either Party may terminate this Agreement immediately and without prior notice if the other Party is in breach of any material provision of this Agreement.

(b)

The terms of this Agreement may be amended from time to time, with the mutual consent of the Board (or the Compensation Committee of the Board) and the Consultant.

3.

Compensation. The Company shall provide Consultant the following compensation in exchange for the Services:

(a)

Cash Compensation. During the Term, the Company shall pay Consultant an annual fee of $100,000 (the “Salary”). The Salary shall be payable in regular installments in accordance with the normal payroll practices of the Company, in effect from time to time, but in any event no less frequently than on a monthly basis. The Compensation Committee of the Company shall review the Salary not less than once per calendar year during each Automatic Renewal Term, and determine whether any increase in the Salary is warranted, based on upon such criteria as it deems relevant, including, the compensation paid to Chairpersons of similarly sized companies in the Company’s industry who are performing the same or similar duties as the Consultant is providing the Company, and any increase in Salary, if any, shall not be required to be set forth in an amendment to the Agreement, but can instead solely be noted in the minutes of the Compensation Committee, which shall become the “Salary” payable hereunder for all purposes.

(b)

Expenses. The Company shall reimburse Consultant for all ordinary and reasonable out-of-pocket business expenses incurred by him in connection with his performance of services for the Company during Term, provided Consultant submits an expense reimbursement request and supporting documentation in accordance with the Company’s expense reimbursement policy in effect from time to time.

(c)

No Other Compensation. The payments and benefits set forth in Section 3 are in lieu of any other payments or benefits that Consultant would otherwise receive as a director of the Company, unless otherwise approved by the Board, and Consultant hereby waives any right or entitlement to such payments or benefits.

Consulting Agreement

4.

Compensation Upon Termination. On the date this Agreement terminates pursuant to Section 2, the Company shall pay Consultant the fees earned under Section 3(a) through the effective date of termination and reimburse any reasonable expenses incurred on or prior to the effective date of termination under Section 3(c). If following the termination of this Agreement, Consultant remains a director of the Company, he shall be entitled to receive any compensation otherwise payable to him as a director.

5.

Confidentiality. In connection with his engagement under this Agreement, Consultant will be exposed to, and may develop or create, certain information concerning the business, data, results, programs, processes and techniques, customers and other information and materials that embody trade secrets or technical or business information that is confidential and proprietary to the Company (collectively, “Confidential Information”). Consultant hereby agrees not to disclose or use, other than in connection with his Services performed for the Company or its affiliates, any Confidential Information without the Company’s prior, written consent, unless such information becomes publicly available through no fault of Consultant or a third party obligated by contract or other legal duty to keep such information confidential. Consultant further agrees not to make any notes or memoranda relating to the business of the Company, other than for the Company’s benefit. In addition, Consultant agrees promptly upon the Company’s request to return to the Company or permanently destroy (at the Company’s option) any and all documentary, machine-readable, electronic, magnetic or other elements or evidence based on or containing Confidential Information and any copies that may be in Consultant’ possession or under his control. Consultant also agrees, upon the request of the Company, to provide the Company, all electronically-stored information and passwords to access such property related to the Company, and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control. The provisions of this Section 5 shall apply both during and after the Term.

6.

Independent Contractor; Tax Consequences.

(a)

It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent or employee of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company.

(b)

The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Consultant under the terms of this Agreement. Consultant agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising from or in connection with (i) any obligation imposed on the Company to pay withholding taxes or similar items, (ii) any determination by a court or agency that the Consultant is not an independent contractor.

Consulting Agreement

(c)

Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. Contractor will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

7.

Noninterference; Non-Solicitation; Non-Competition.

(a)

To the fullest extent permitted under applicable law, from the Effective Date, until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees with whom he has worked and/or about whom he has received material, Confidential Information during his engagement hereunder, to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or any other person or entity. During the period of time he is a Consultant, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person who is or during the period of Consultant’s engagement by the Company was a partner, supplier, customer or client of the Company or its affiliates.

(b)

During the Term, Consultant shall not, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any commercial employment, consulting or business activity, occupation or other activity that is or is intended to be competitive with the Company, unless otherwise approved by the Board in writing, provided, however, that the holding by Consultant of any investment in any security shall not be deemed to be a violation of this Section 7(b) if such investment does not constitute over five percent (5%) of the outstanding issue of such security.

8.

Special Remedy. The restrictions in Sections 5 and 7 of this Agreement shall survive the termination of this Agreement and are necessary for the protection of the Company’s business and goodwill. Consultant acknowledges that the restrictions are reasonable and that any breach or threatened breach of Section 5 or 7 of this Agreement will cause the Company substantial and irreparable damage. Accordingly, in the event of any breach or threatened breach of Section 5 or 7 of this Agreement, in addition to any other remedies that may be available by contract or at law, the Company shall have the right to seek specific performance by Consultant and to seek temporary, preliminary and permanent relief enjoining Consultant from any breach or threatened breach, without the posting of any bond or other similar measures.

Consulting Agreement

9.

Miscellaneous.

(a)

Governing Law; Consent to Personal Jurisdiction; Remedies. This Agreement shall be governed by the laws of the State of Texas, without regard to Texas’s conflicts of law rules. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Texas. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

(b)

Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock.

(c)

Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that he is not relying on any statement or representation not contained in this Agreement.

(d)

Severability. If a court or other body of competent jurisdiction determines any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

(e)

Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

(f)

Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 9(f), acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 9(f), or but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email). Such notices shall be sent to the applicable party or parties at the address specified on the signature page hereof.

Consulting Agreement

(1)

If to the Company, to:

Lucas Energy, Inc.

450 Gears Road, Suite 860

Houston, Texas 77067

Attention: Anthony C. Schnur

(2)

If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

(g)

Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

(h)

Captions. The captions, headings and titles of the sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

(i)

Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail shall be treated in all manners and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Remainder of page left intentionally blank. Signature page follows.]

Consulting Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement to be effective as of the Effective Date.

CONSULTANT	LUCAS ENERGY, INC.

/s/ Richard N. Azar, II	By:	/s/ Anthony C. Schnur
Signature

Name: Richard N. Azar, II	Name:	Anthony C. Schnur

	Title:	Chief Executive Officer

Address for Notice:

Consulting Agreement

EXHIBIT A

Duties of the Chairman

The Chairman will have a substantial influence in the company but will not actively participate in day-to-day operations. The Chairman will have the following primary responsibilities:

Board Chairman

•         Preparing meeting agendas, calling meetings

•         Primary interface between Directors and the Company

•         Responsible to see that and assist committees to perform duties

Strategic and Business Development

•         Participate in defining and setting strategic objectives of the company

•         Actively seek out acquisition and merger candidates

Capital Formation

•         Meet and introduce the company to energy focused funds to determine their interest

•         Manage relationships for a pipeline of potential sources of capital

Responsibilities

The Chairman of the Board:

(a) Plans and organizes all of the activities of the Board of Directors including:

(i)

The preparation for, and the conduct of, Board meetings;

(ii)

The quality, quantity and timeliness of the information that goes to Board members;

(iii)

The formation of Board committees and the integration of their activity with the work of the Board;

(iv)

The evaluation of the Board’s effectiveness and implementation of improvements;

(v)

The development of the Board, but not including Director recruitment, in concert with the Nominating and Corporate Governance Committee, and compensation, in concert with the Compensation Committee,

Consulting Agreement

(vi)

Collects input from Board members and management on agenda for Board of Director’s meetings and in concert with the Chief Executive Officer (CEO), creates Board agenda;

(vii)

Reports relevant feedback from Board of Director’s meetings to CEO and other management;

(viii)

The ongoing formal and informal communication with and among Directors;

(ix)

Ensures that Board members receive accurate, timely and clear information to enable them to monitor performance, make sound decisions and give appropriate advice to promote the success of the Company;

(x)

Manages Board meetings so that sufficient time is allowed for the discussion of complex or contentious issues and that all members’ contributions are encouraged and valued; and

(xi)

Periodically reviewing and evaluating the performance of the CEO, the other Board members and the Corporation’s management.

(b)

Chairs annual and special meetings of the shareholders. In conjunction with and at the request of the CEO, the Chairman may meet with various groups (such as major shareholder groups), governments, the financial press, industry associations, etc.

(c)

acts as a liaison between management and the Board;

(d)

provides independent advice and counsel to the CEO;

(e)

recommends an annual schedule of the date, time and location of Board and Committee meetings;

(f)

calls special meetings of the Board where appropriate;

(g)

in concert with the CEO, determines the date, time and location of the annual meeting of shareholders and to develop the agenda for the meeting;

(h)

assesses and makes recommendations to the Board annually regarding the effectiveness of the Board as a whole, the Committees of the Board and individual Directors;

(i)

ensures that regularly, upon completion of the ordinary business of a meeting of the Board, the Directors hold discussions without management present;

(j)

Works closely with, and through the CEO, to:

Consulting Agreement

(i)

Participate in the development of the Corporation’s vision, strategic agenda, and business plan to facilitate communication and understanding between management and the Board;

(ii)

Ensure operations conform with the Board’s view on corporate policy; and

(iii)

Ensure, that succession plans are in place at senior executive levels.

(k)

In conjunction with the CEO, participates in external relationships which fulfill the Corporation’s obligations as a member of industry and the community.

(l)

Provides the key link between the Board and management, and as a result, has a significant communication, coaching and team-building responsibility including:

(i)

Maintaining a close ongoing relationship and open communication with the CEO;

(ii)

Representing the shareholders and Board to management and management to the shareholders and Board; and

(iii)

Monitoring and evaluating the performance of the CEO.

(m)

May attend all Board committee meetings as a non-voting participant.

(n)

Carries out special assignments in collaboration with the CEO and management or the Board of Directors.

(o)

Operational Insight:

●

Provides insight and shares historical field and production knowledge; and

●

Advises and proposes for consideration, various drilling and production methods.

Consulting Agreement
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